UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

Innovid Corp.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This filing relates to the proposed merger involving Innovid Corp. (“Innovid”) with Mediaocean LLC (“Flashtalking”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 21, 2024.

The following information was made available to certain employees on November 21, 2024.

Internal FAQs

Q: What did we announce?

A: Today we announced that Mediaocean will acquire Innovid, with an intended close date in 2025. As part of the deal, Innovid will merge with Flashtalking to create a premier global, independent, omnichannel ad tech platform.

Q: Why is this merger/acquisition happening?

A: The merger/acquisition is driven by a strategic decision to combine the complementary strengths of Innovid and Flashtalking, to expand our services, and to create more competitive offerings. Together, we can provide better solutions to customers, enter new markets, and accelerate growth for both businesses.

Q: What is the valuation of the company in this deal?

A: The deal is valued at $3.15 per share, with an enterprise value of approximately $500 million

Q: How will this affect the company’s strategy and goals?

A: Our overall strategic goals remain the same. This merger/acquisition aligns with our long-term vision of serving customers by keeping TV open for everyone, controlled by no one, and will help us achieve those goals through the combined resources and expertise of both companies.

Q: What is the timeline for the integration?

A: The deal will require shareholder and regulatory approvals and we are currently seeking those approvals and taking other actions required to close the transaction. It is expected to close in 2025. No integration will take place before the deal is closed and we will continue to operate as separate entities. After the formal closing of the transaction, the integration will happen in phases. We are committed to ensuring a smooth and thoughtful process and will keep everyone updated on key milestones along the way.

Q: Who will lead the new company?

A: Zvika Netter, CEO and founder of Innovid, will lead the combined ad tech organization as CEO reporting to Bill Wise, Co-Founder, and CEO of Mediaocean. Grant Parker, who currently runs Flashtalking, will be President of the combined ad tech organization reporting to Zvika Netter. Netter will also join the board of Mediaocean.

Q: How will this acquisition affect the rest of Innovid’s leadership?

A: Until the deal closes, Innovid’s leadership structure will remain the same.

Q: What is the focus for the joint company?

A: Together, the newly merged organization will provide the world’s top advertisers and publishers with ad delivery, creative personalization, measurement, and optimization across channels, including digital, social, CTV, and linear TV.

Q: How does this benefit customers?

A: Customers will benefit from a more comprehensive set of solutions, greater innovation, and enhanced service capabilities. Together, we believe we will deliver a stronger value proposition across all of our markets.

Q: What impact will this have on our products/services?

A: Post closing, we will provide a more comprehensive and complementary suite of offerings through the merger/acquisition. Our customers can expect improvements in innovation, service delivery, and overall experience.

Q: What should we tell customers, partners, or vendors?

A: We will provide clear messaging for customers, partners, and vendors highlighting that this merger/acquisition will enhance our ability to serve them with improved products and services.

Q: What will happen to the company’s brand?

A: After the transaction closing we will ensure that any branding decisions align with the values and strengths of both companies.

Q: Will there be layoffs as a result of the merger/acquisition?

A: After closing, our primary focus will be on bringing together the strengths of both companies. As we move forward, we’re committed to keeping everyone informed and supported throughout each stage of the integration process.

Q: Will my role or team change?

A: Until the deal closes, we will continue to operate in a business as usual manner. After closing, any changes related to team structures or responsibilities will be communicated clearly. We will prioritize minimizing disruptions to day-to-day operations.

Q: Will my reporting structure change?

A: Until the deal closes, we will continue to operate in a business as usual manner. After closing, if any reporting structure changes are required, they will be clearly communicated to the individuals affected. We will ensure that any changes are smooth and that roles remain aligned with business needs.

Q: How will this affect our culture?

A: Maintaining and strengthening our culture is a priority. We believe that by bringing together the best of both cultures, we can create an even stronger, more dynamic environment that fosters innovation and collaboration.

Q. Will there be any immediate impact on my compensation?

A: Until closing, there will be no transaction-related changes to employee benefits or policies. If any updates arise, they will be communicated well in advance, and we will ensure a smooth transition.

Q: Will there be changes to my commission structure as intended for 2025?

A: Any ordinary course decisions related to commission structure or other benefits pre-closing will be made independently of the transaction. We are currently working on the 2025 budget and operating plan, which includes a review of the commission structure. Should any adjustments be made, we will ensure they are communicated well in advance.

Q: Will there be changes to my bonus structure as intended for 2025?

A: Any ordinary course decisions related to bonus structure or other benefits pre-closing will be made independently of the transaction. We are currently working on the 2025 budget and operating plan, which includes a review of the bonus structure. Should any adjustments be made, we will ensure they are communicated well in advance.

Q: Will there be any changes to employee benefits or policies?

A: Until closing, there will be no transaction-related changes to employee benefits or policies. If any updates arise, they will be communicated well in advance, and we will ensure a smooth transition.

Q: How does this impact our U.S. benefit open enrollment? (kicking off 11/1)

A: We are moving forward with open enrollment as planned.

Q: Will we proceed with January promotions/raises?

A: We will continue to operate as usual until the deal closes, proceeding with the Q4 Light Performance Review process as planned, as well as the January promotions and associated raises.

Q: Does this impact hiring plans and any current open roles?

A: We continue to operate business as usual until closing. Any ordinary course decisions related to hiring plans will be communicated.

Q: How will this impact our office locations?

A: As always, any future changes to office locations will be based on operational needs and will be communicated in advance. Our focus is on minimizing disruption to employees’ work locations.

Q How will this impact our hybrid policy?

A: At this time, there are no changes to our hybrid policy. We ask all employees within a 60-minute commute of any of our offices to come work from the office twice a week.

Q: How can I stay informed about the progress of this process?

A: We will regularly communicate updates through your meetings with your executives, email, connect meetings, and slack channels. You can always reach out to your manager or HR with questions or concerns.

Q: Can I share the news on social media?

A: Yes, feel free to share OUR social media posts to celebrate this news. Please follow these guidelines when sharing:

-	Do not speculate about the timing for the closing of any potential transactions or if such transactions will be successful, Innovid’s financial results, product/service launches (unless specifically authorized to do so).
-	Do not share any non-public, material information (including information about new partnerships, financial information, operational information, outlooks on the business, or any other information that might impact the valuation of the stock).
-	Do not share any privileged communications (i.e., internal communications, emails with developers, etc.).
-	Do not comment on the stock price.
-	Do not talk about your own stock holdings of the company.
-	Do not comment about the state of the business.
-	Do not make any forward-looking comments or predictions.
-	Do not comment about the competition.
-	Do not share any confidential customer information.

Q: Where can I find additional important information regarding the merger?

A: In connection with the transaction, Innovid will file with the SEC a proxy statement on Schedule 14A, the definitive version of which will be sent or provided to Innovid stockholders. Innovid may also file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which Innovid may file with the SEC. Investors and security holders are urged to read the proxy statement and any other relevant documents that are filed or will be filed with the sec, as well as any amendments or supplements to these documents, carefully and in their entirety because they contain or will contain important information about the transaction and related matters.

Q. What should I say if a client reaches out to me with questions about this announcement?

A: This should be your answer: Thanks for reaching out. We’re excited about the benefits a potential merger between Innovid and Flashtalking could bring to our partnership. Until the deal closes, we will operate business as usual as separate, independent companies, and remain squarely focused on your team’s success. I’m happy to speak at any time if you have additional questions.

Equity Related Questions:

Q: What will happen to my vested RSUs as a result of the merger/acquisition?

A: Vested RSUs will be canceled and exchanged for cash equal to $3.15 per share (the “Per Share Price”), less applicable taxes and withholdings to the extent taxes have not already been paid.

Q: What will happen to my unvested RSUs as a result of the merger/acquisition?

A: Some but not all of your unvested RSUs may accelerate and vest at closing and be treated the same as vested RSUs (i.e., canceled in exchange for cash). RSUs that do not accelerate and vest at closing will convert to new RSUs in the acquiring company, with similar terms to current RSUs. Prior to the closing, the company will determine how much of your unvested RSUs will accelerate and vest at closing and how much will be converted to acquiring company RSUs. This information will be communicated to you at a later time; however, under the merger agreement, the Company has only limited rights to accelerate unvested RSUs at closing, so you should anticipate that at least half of your unvested RSUs will be converted to new RSUs in the acquiring company and will remain subject to their existing vesting schedule.

Q: What will happen to my stock options as a result of the merger/acquisition?

A: All stock options, whether vested or unvested, will fully vest and be canceled and exchanged for cash equal to the Per Share Price less the option exercise price, subject to applicable taxes and withholdings. If for any stock option, the difference between the Per Share Price and the option exercise price is negative or zero, then the holder of such stock option will receive $0.

Q: What happens if I leave the company before my stock options or RSUs vest?

A: Prior to the closing, all outstanding equity awards will continue to be governed by the terms of the applicable award agreements pursuant to which such awards were granted. Generally, this means that you will forfeit unvested RSUs and options if you leave prior to the closing.

Q: Am I allowed to sell shares before the deal closes?

A: Yes, to the extent our guidelines and insider trading policy would otherwise permit a sale of shares, then you may sell shares between now and the closing of the deal.

Q: Can I still exercise my stock options before the deal closes

A: Yes, you may exercise your stock options between signing and closing, but doing so will not provide you with a different treatment. In either case, you must pay the exercise price applicable to your stock options, and will receive the Per Share Price for each share of common stock of the Company held by you upon the closing.

Q: I have more questions, not answered in this doc, where can I submit my questions?

A: If it is an equity related question please share it with EQUITYADMIN@innovid.com

If you have any other questions please take it with your manager or local HR team member.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to the proposed merger of Innovid with Mediaocean (the “Transaction”). These statements are based on the beliefs and assumptions of the management of Innovid. Although Innovid believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted against Mediaocean, Innovid or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm Innovid’s business, including current plans and operations; (iv) the ability of Innovid to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting Innovid’s business; (vii) general economic and market developments and conditions; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect Innovid’s financial performance; (x) certain restrictions during the pendency of the Transaction that may impact Innovid’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as Innovid’s response to any of the aforementioned factors; (xii) significant transaction costs associated with the Transaction; (xiii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring Innovid to pay a termination fee or other expenses; (xv) competitive responses to the Transaction; (xvi) other risks and uncertainties indicated in this communication, including those set forth under the section titled “Risk Factors” and those incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024; and (xvii) the risks and uncertainties that will be described in the Proxy Statement (as defined herein) available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties.

These forward-looking statements are based on information available as of the date of this communication and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. You should not place undue reliance on these forward-looking statements.

Important Additional Information and Where to Find It

In connection with the Transaction, Innovid will file with the SEC a Proxy Statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Innovid stockholders. Innovid may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document which Innovid may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents (when they become available) that are filed or will be filed with the SEC by Innovid through the website maintained by the SEC at www.sec.gov, Innovid’s website at https://investors.innovid.com/ or by contacting Innovid’s Investor Relations Team at ir@innovid.com.

Participants in Solicitation

Mediaocean and Innovid and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Innovid’s stockholders in connection with the proposed transaction. Information about Innovid’s directors and executive officers and their ownership of Innovid’s securities is set forth in Innovid’s filings with the SEC. To the extent that holdings of Innovid’s securities have changed since the amounts printed in Innovid’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/ prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

About Mediaocean

Mediaocean is powering the future of the advertising ecosystem with technology that empowers brands and agencies to deliver impactful omnichannel marketing experiences. With hundreds of billions in annualized ad spend running through its software products, Mediaocean deploys AI and automation to optimize investments and outcomes, with its advertising infrastructure and ad tech tools used by more than 100,000 people across the globe. Mediaocean owns and operates Prisma, the industry’s trusted system of record for media management and finance, Flashtalking, an innovative ad server and creative personalization platform, as well as Protected by Mediaocean, an MRC-accredited ad verification solution.

Visit www.mediaocean.com for more information.

About Innovid

Innovid (NYSE:CTV) is an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear, and digital. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform steering innovation in converged TV innovation, through proprietary technology and partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or X.

Contacts

Media

Innovid

Megan Coyle
megan@innovid.com

Mediaocean

Aaron Goldman
press@mediaocean.com